Item 77c Series ____

A Special Meeting of the Shareholders of the Batterymarch
Mid-Cap Stock Portfolio of the Trust was held on February 28, 2008. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of Batterymarch
Mid-Cap Stock Portfolio, a series of the Trust, by Lazard Mid-Cap Portfolio, a series of the Trust, in exchange for shares of Batterymarch Mid-Cap Stock
Portfolio, a series of the Trust, by Lazard Mid-Cap
Portfolio and the assumption by Lazard Mid-Cap Portfolio of the liabilities of Batterymarch Mid-Cap Portfolio of the Trust. The shareholders of the Batterymarch Mid-Cap
Stock Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	7,246,139.143
Withhold	253,904.933
Abstain	494,015.063
Broker Non-votes	0.000
TOTAL	7,994,059.139

Item 77c Series ____

A Special Meeting of the Shareholders of the MFS Value Portfolio of the Trust was held on February 28, 2008.
The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of MFS Value Portfolio, a series of the Trust, by MFS Value Portfolio (MFS Portfolio), a series of Metropolitan Series Fund, Inc., in exchange for shares of MFS Value Portfolio, a series of the Trust, by MFS Portfolio and the assumption by MFS Portfolio of the liabilities of MFS Value Portfolio of the Trust. The shareholders of the MFS Value Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	8,531,283.788
Against	174,817.917
Abstain	716,503.901
Broker Non-votes	0.000
TOTAL	9,422,605.606

Item 77c Series ____

A Special Meeting of the Shareholders of the Portfolios of the Trust was held on February 28, 2008. The purpose of the Special Meeting was to ask shareholders to elect trustees for the Trust. The shareholders of each Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

Stephen M. Alderman

For	4,223,994,835.670
Withhold	131,890,977.145
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815




Jack R. Borsting

For	4,212,267,330.128
Withhold	143,618,482.687
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815

Robert Boulware

For	4,223,558,184.892
Withhold	132,327,627.923
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815

Daniel A. Doyle

For	4,229,081,782.655
Withhold	126,804,030.160
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815

Elizabeth M. Forget

For	4,223,243,557.166
Withhold	132,642,255.649
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815

Susan C. Gause

For	4,223,103,947.380
Withhold	132,781,865.435
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815

Dawn M. Vroegop

For	4,224,605,844.425
Withhold	131,279,968.390
Abstain	0.000
Broker Non-votes	0.000
TOTAL	4,355,885,812.815